Exhibit 10.3

Mordechai Guttman

HPC POS System, Corp.

220 Little Falls Road, Unit #4

Cedar Grove, NJ  07009

The undersigned has acquired ____ shares (the "Shares") of the Company's Common Stock from HPC POS SYSTEM, CORP. (the "Company") in a privately negotiated transaction.  In that regard, I represent to you that I understand that the Company is permitting the acquisition of the Shares by me in reliance upon an exemption from registration contained in the Securities Act of 1933, as amended (the "Act") and the rules and regulations thereunder, and that the Shares will not be registered under the Act.  I acknowledge that the Shares may not be sold, transferred, pledged, hypothecated, assigned or otherwise disposed of by me unless the Company shall have been supplied with evidence satisfactory to it and Counsel that such transfer is not in violation of the Act.  Furthermore, I understand that the certificate for the Shares shall bear a restrictive legend substantially as follows:

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended and may not be sold, transferred, pledged, hypothecated or otherwise disposed of in the absence of (i) an effective registration statement for such securities under said act or (ii) an opinion of company counsel that such registration is not required.

I further understand that stop transfer instructions will be placed with respect thereto to reflect the foregoing restriction.  I consent to the placing of such legend on the certificate for the Shares.  Accordingly, the Shares cannot be sold, transferred, hypothecated, pledged, assigned or otherwise disposed of by me unless the Shares are subsequently registered under the Act or, in the opinion of Counsel, satisfactory to the Company, such transfer may be permitted without registration under the Act.  As a result, I may be required to bear the economic risk of the investment in the Shares for an indefinite period and can afford to do so.

I represent to the Company that: (i) I have acquired the Shares for investment, for my own account, and not with a view to the distribution of the Shares; and (ii) I have sufficient financial resources so as not to require any liquidity in the investment in the Shares and, furthermore, I am a "Sophisticated Investor" meaning that I have sufficient knowledge and experience in investing so that I am able to evaluate the merits of my investments. I further understand that there is no trading market for the shares, nor can any assurance be given that any trading market for the shares will ever develop.

I further acknowledge that I have made an adequate investigation of the affairs of the Company to make a reasoned judgment as to the value of the shares, such investigation consisted of the undersigned having had the opportunity to ask questions of and receive answers from executive officers of the Company and was provided with access to the Company’s documents and records in order to verify the information provided.  I further represent that I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of my investment, and the Company had grounds to reasonably believe immediately prior to making the sale to me that I come within this description as described above.

I was advised by you prior to and at the time of my investment,  that I would be required to act independently with regard to the disposition of shares owned by me and I herewith agree to act independently and to continue to abide by such agreement throughout my period of ownership.

Set forth directly above my signature are the number of shares purchased and the cash consideration paid.

No. of Shares Purchased	Consideration Paid In Cash

____________________________

Name and Signature of Shareholder

Social Security No. or EIN_______________________________

Address of Shareholder__________________________________________________